As filed with the Securities and Exchange Commission on July 27, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dova Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	81-3858961
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

240 Leigh Farm Road, Suite 245

Durham, NC 27707

(Address of principal executive offices) (Zip code)

Amended and Restated 2017 Equity Incentive Plan

(Full title of the plan)

Alex Sapir
President and Chief Executive Officer
Dova Pharmaceuticals, Inc.
240 Leigh Farm Road
Suite 245
Durham, NC 27707

(919) 748-5975
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Darren DeStefano

Divakar Gupta
Mark Ballantyne
Cooley LLP
1114 Avenue of the Americas
New York, New York 10036
(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,027,170 shares	$23.37	$24,004,962.90	$2,988.62

(1)   Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Amended and Restated 2017 Equity Incentive Plan (the “EIP”) set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)   Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on July 25, 2018. The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share (2)		Aggregate Offering Price
Additional shares reserved for future grant under the EIP	1,027,170 shares	$23.37	(2)	$24,004,962.90
Proposed Maximum Aggregate Offering Price				$24,004,962.90
Registration Fee				$2,988.62

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,027,170 shares of Common Stock of Dova Pharmaceuticals, Inc. to be issued pursuant to the EIP.

PART II

ITEM 3.                                                INCORPORATION OF DOCUMENTS BY REFERENCE

The contents of the earlier registration statement relating to the EIP, previously filed with the Securities and Exchange Commission on July 18, 2017 (File No. 333-219336) are incorporated herein by reference and made a part of this Registration Statement.

ITEM 8.                                                EXHIBITS

Exhibit Number	Description
4.1 (1)	Amended and Restated Certificate of Incorporation, as currently in effect.
4.2 (2)	Amended and Restated Bylaws, as currently in effect.
4.3 (3)	Amended and Restated 2017 Equity Incentive Plan.
4.4 (4)	Form of Stock Option Grant Notice and Stock Option Agreement under Amended and Restated 2017 Equity Incentive Plan.
5.1	Opinion of Cooley LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Form S-8).

(1)         Previously filed as Exhibit 3.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-218479), filed with the Commission on June 9, 2017, and incorporated by reference herein.

(2)         Previously filed as Exhibit 3.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-218479), filed with the Commission on June 9, 2017, and incorporated by reference herein.

(3)         Previously filed as Exhibit 10.11 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-218479), filed with the Commission on June 19, 2017, and incorporated by reference herein.

(4)         Previously filed as Exhibit 4.6 to the Registrant’s Registration Statement on Form S-8 (File No. 333-219336), filed with the Commission on July 18, 2017, and incorporated by reference herein.

ITEM 9.                                                UNDERTAKINGS

1.                                      The undersigned registrant hereby undertakes:

(a)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)                                 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                             Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.                                      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on this 27th day of July, 2018.

DOVA PHARMACEUTICALS, INC.

By:	/s/ Alex Sapir
Alex Sapir
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alex Sapir and Mark W. Hahn, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alex Sapir	President, Chief Executive Officer and Director	July 27, 2018
Alex Sapir	(Principal Executive Officer)

/s/ Mark W. Hahn	Chief Financial Officer	July 27, 2018
Mark W. Hahn	(Principal Financial Officer and Principal Accounting Officer)

/s/ Steven M. Goldman		July 27, 2018
Steven M. Goldman	Director

/s/ Roger A. Jeffs		July 27, 2018
Roger A. Jeffs	Director

/s/ Paul B. Manning		July 27, 2018
Paul B. Manning	Director

/s/ Alfred J. Novak		July 27, 2018
Alfred J. Novak	Director

/s/ Sean Stalfort		July 27, 2018
Sean Stalfort	Director

/s/ Nancy J. Wysenski		July 27, 2018
Nancy J. Wysenski	Director